UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 4, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Purchase of Fulton Technologies, Inc. and Mill City Communications, Inc.

On January 4, 2019, the Company acquired substantially all of the assets of Fulton Technologies, Inc. ("Fulton") and Mill City Communications, Inc. (“Mill City”). The assets acquired include: accounts receivable, inventory, service contracts, commercial leases, books and records, intellectual property and certain items of personal property (the “Assets”). The Assets were purchased through the Company’s wholly owned subsidiary, ADDvantage Acquisition Corp., an Oklahoma corporation.

The Company purchased the Assets for a purchase price of ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($1,700,000.00), subject to customary adjustments, payable in assumed liabilities and cash (the “Purchase Price”). The Company financed the Purchase Price with existing working capital.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:
Exhibit 99.1	Press Release dated January 10, 2019 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: January 10, 2019

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated January 10, 2019 issued by the Company.